EXHIBIT 23.2
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          INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of Syms Corporation on Form S-3 of our report dated April 28, 1997, included in the Annual Report on Form 10-K of Syms Corporation for the year ended March 1, 1997, and to the use of our report dated April 28, 1997, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

          DELOITTE & TOUCHE LLP
          New York, New York

          October 24, 1997